As filed with the U.S. Securities and Exchange Commission on December 27, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WHEELS UP EXPERIENCE INC.

(Exact name of registrant as specified in its charter)

Delaware	98-1617611
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2135 American Way

Chamblee, Georgia 30341

(212) 257-5252

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew Knopf, Esq.

Chief Legal Officer

2135 American Way

Chamblee, Georgia 30341

(212) 257-5252

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Jeremiah G. Garvey, Esq.

Seth H. Popick, Esq.

Cozen O’Connor P.C.

One Oxford Centre

301 Grant Street, 41st Floor

Pittsburgh, Pennsylvania 15219

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large-accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this base prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This base prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DECEMBER 27, 2024

PROSPECTUS

$400,000,000

Wheels Up Experience Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Wheels Up Experience Inc., a Delaware corporation (“Wheels Up”, the “Company”, “we”, “us” or “our), may offer, issue and sell from time to time, together or separately, the securities described in this prospectus in any combination in one offering or multiple offerings, up to an aggregate of $400,000,000 of the securities described in this prospectus.

We will provide the specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell any securities, unless accompanied by a prospectus supplement describing the amount of securities being offered and terms of the offering of those securities. We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. We reserve the sole right to accept, and together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of securities. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities.

Our Class A common stock, $0.0001 par value per share (“Common Stock”), is traded on the New York Stock Exchange (the “NYSE”) under the symbol “UP.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter system. If we decide to seek a listing for any of those securities, that decision will be disclosed in a prospectus supplement.

Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, you should carefully consider the risks described under the section entitled “Risk Factors” beginning on page 5 of this prospectus and those included under the same title in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed by us with the Securities and Exchange Commission, including any risks described in any accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     ,

You should rely only on the information contained in this prospectus, any supplement to this prospectus or in any free writing prospectus, filed with the United States Securities and Exchange Commission (the “SEC”). We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus and any accompanying prospectus supplement, as well as information that we have previously filed with the SEC, and incorporated by reference, is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus and any accompanying prospectus supplement and the offering of our securities in certain jurisdictions may be restricted by law. If you possess this prospectus or any accompanying prospectus supplement, you should find out about and observe these restrictions. This prospectus and any accompanying prospectus supplement are not an offer to sell our securities and are not soliciting an offer to buy our securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. See “Plan of Distribution” in this prospectus.

For investors outside the United States: we have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement and documents incorporated by reference herein and therein contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement, the exhibits and other documents can be obtained from the SEC as indicated under the sections in this prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus only provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference.” To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. When we refer to “we,” “our,” “us,” “Wheels Up” and the “Company” in this prospectus, we mean Wheels Up Experience Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of shares of our securities.

1

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

This prospectus contains some of our trademarks, service marks and trade names, including, among others, Wheels Up. Each one of these trademarks, service marks or trade names is either (1) our registered trademark, (2) a trademark for which we have a pending application, or (3) a trade name or service mark for which we claim common law rights. All other trademarks, trade names or service marks of any other company appearing in this prospectus belong to their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are presented without the TM, SM and ® symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our respective rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

2

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the control of Wheels Up that could cause actual results to differ materially from the results discussed in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions or strategies of Wheels Up regarding the future. The words “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. We have identified certain known material risk factors applicable to Wheels Up, including those described under “Risk Factors” elsewhere in this prospectus, and in our most recent Annual Report on Form 10-K under Part I, Item 1A — “Risk Factors,” and our other filings with the SEC from time-to-time, which are incorporated by reference herein. Moreover, it is not always possible for us to predict how new risks and uncertainties that arise from time to time may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this prospectus.

You should read this prospectus and the documents that we incorporate by reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

3

SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before buying any shares of our Common Stock offered pursuant to this prospectus and any applicable prospectus supplement. You should read this entire prospectus carefully, including the section entitled “Risk Factors” beginning on page 5 of this prospectus and all other information, including our consolidated financial statements and the related notes, that are included or incorporated by reference in this prospectus and any applicable prospectus supplement before you decide to purchase any securities offered pursuant to this prospectus and any applicable prospectus supplement.

Wheels Up is a leading provider of on-demand private aviation in the United States and one of the largest companies in the industry. Wheels Up offers a complete global private aviation solution with a large and diverse aircraft fleet, backed by an uncompromising commitment to safety and service. Our offering is delivered through a mix of our member programs and charter solutions that strategically utilize our owned and leased aircraft fleet and an “asset-light” charter model to deliver a greater range of global travel alternatives. In addition, our unique partnership with Delta Air Lines, Inc. (“Delta”) allows Wheels Up to offer a wide variety of aviation solutions across both private and premium commercial travel.

Wheels Up has one of the largest and most diverse mixes of available aircraft in the industry, including our owned and leased fleet that includes Light, Midsize, Super-Midsize and Large-Cabin jets, and Turboprops. We utilize our controlled aircraft fleet to support both Wheels Up’s membership and charter flights depending on the member’s or customer’s specific mission. We also have access to a large and diverse fleet and a global network of safety-vetted charter operators, which must continually satisfy our safety standards for aircraft, crew and operations. Together, our controlled aircraft fleet and global network of third-party operators position us to provide our members and customers with the right aircraft for the right mission, and create the opportunity for our members and customers to select a mode of travel that works for their specific needs.

Corporate Information

Wheels Up’s principal executive offices are located at 2135 American Way, Chamblee, Georgia 30341. Our telephone number is (212) 257-5252 and our internet address is www.wheelsup.com. The information on, or that can be accessed through, our website is not incorporated by reference and is not part of this prospectus or the registration statement of which this prospectus is a part. The website address is included as an inactive textual reference only.

4

RISK FACTORS

An investment in our securities involves risks and uncertainties. You should carefully consider the risks set forth under “Risk Factors” in any applicable prospectus supplement, in our most recent Annual Report on Form 10-K under Part I, Item 1A — “Risk Factors,” which is incorporated by reference herein, and all of the other information contained or incorporated by reference in this prospectus, before investing in our securities. We operate in a changing environment that involves numerous known and unknown risks and uncertainties that could materially adversely affect our operations. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition, results of operations or prospects. In such a case, the trading price of our securities could decline and you may lose all or part of your investment in us. In addition, much of the business information, as well as the financial and operational data contained in our risk factors, are updated by our periodic reports filed with the SEC pursuant to the Exchange Act, which are also incorporated by reference into the registration statement of which this prospectus is a part. For more information, see “Where You Can Find More Information” and “Information Incorporated by Reference.”

5

USE OF PROCEEDS

Unless we indicate otherwise in a prospectus supplement, in accordance with the terms of the Seventh Amended and Restated Limited Liability Company Agreement of Wheels Up Partners Holdings LLC, a Delaware limited liability company and our direct subsidiary (“WUP Holdings”), as amended by Amendment No. 1 thereto, dated April 1, 2022, and as further amended by Amendment No. 2 thereto, dated June 7, 2023 (the “WUP Holdings Company Agreement”), we intend to contribute the net proceeds from any sale of the offering of securities under this prospectus to WUP Holdings, which is the entity through which, together with its subsidiaries, we conduct substantially all of our business and operations. WUP Holdings will subsequently use the net proceeds from the sale of the securities offered by this prospectus and the applicable prospectus supplement for general corporate purposes, which may include, but are not limited to, to provide or supplement working capital, for capital expenditures, for advances to or investments in our subsidiaries, for acquisitions, to redeem or repay outstanding indebtedness, to pay dividends or to repurchase our outstanding debt or equity securities.

We may temporarily invest any net proceeds prior to their use for the above purposes in U.S. government or agency obligations, commercial paper, money market funds, taxable and tax-exempt notes and bonds, variable-rate demand obligations, short-term investment grade securities, bank certificates of deposit or repurchase agreements collateralized by U.S. government or agency obligations. We may also deposit the net proceeds with banks.

Further details regarding the use of the net proceeds from the offer and sale of a specific series or class of the securities will be set forth in the applicable prospectus supplement.

6

DESCRIPTION OF OUR COMMON STOCK

The following summary of the material terms of certain provisions of the securities of Wheels Up is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Amended and Restated Certificate of Incorporation, dated as of November 15, 2023 (the “Certificate of Incorporation”), our Amended and Restated By-Laws, effective as of November 15, 2023 (the “By-Laws” and, together with the Certificate of Incorporation, the “Organizational Documents”), the Subscription Agreements (as defined herein), the Warrant Agreement (as defined herein), the Investor Rights Agreement (as defined herein), the 2023 Registration Rights Agreement (as defined herein) and the 2021 Registration Rights Agreement (as defined herein), which are exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated herein by reference. Stockholders are urged to read the Organizational Documents, each as in effect as of the date that the registration statement of which this prospectus is a part is filed with the SEC in their entirety for a complete description of the powers, preferences and rights of our securities.

Capital Stock

We urge you to read the: (i) Organizational Documents; (ii) Investment and Investor Rights Agreement, dated as of September 20, 2023, by and among Wheels Up and the entities listed on Schedule A thereto from time to time (collectively, the “Investors”) (as amended by Amendment No. 1 thereto, dated as of November 15, 2023, and Amendment No. 2 thereto, dated as of September 22, 2024, and as supplemented by the several Joinders thereto, the “Investor Rights Agreement”); (iii) Registration Rights Agreement, dated as of September 20, 2023, by and among Wheels Up and the equity holders set forth on Schedule 1 thereto from time to time (as supplemented by the several Joinders thereto, the “2023 Registration Rights Agreement”); and (iv) Amended and Restated Registration Rights Agreement, dated as of July 13, 2021, by and among Wheels Up, Aspirational Consumer Lifestyle Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”), certain former equityholders of WUP Holdings and the other parties thereto (the “2021 Registration Rights Agreement”).

The total amount of our authorized capital stock consists of 1,500,000,000 shares of Common Stock and 25,000,000 shares of preferred stock, $0.0001 par value per share. The following summary describes the material provisions of our capital stock. As of December 26, 2024, there were 697,902,646 shares of Common Stock issued and outstanding and no shares of our preferred stock outstanding. The number of shares of our Common Stock outstanding does not include shares of our Common Stock issuable upon the exercise of outstanding options or the vesting of any equity awards under our equity incentive plans, upon the exchange of profits interests related to Wheels Up MIP LLC, or upon exercise of any warrants or shares that may become issuable if the earnout is achieved.

Generally, holders of Common Stock are not entitled to preemptive or other similar subscription rights to purchase any of our securities under the Organizational Documents. Shares of Common Stock are neither convertible nor redeemable. In addition, there are no redemption rights with respect to shares of Common Stock. The Organizational Documents generally do not impose any restrictions on alienability of shares of Common Stock. All shares of our capital stock have been issued in uncertificated form.

Pursuant to the WUP Holdings Company Agreement, if we issue shares of Common Stock or other equity securities, generally, WUP Holdings is required to issue to us an equal number of common units of WUP Holdings (if we issue shares of Common Stock) or an equal number of equity securities of WUP Holdings corresponding to the equity securities we issued (if we issue securities other than Common Stock), and we are required to concurrently contribute to WUP Holdings the net proceeds or other property received by us, if any, for such shares of Common Stock or other equity securities.

Stockholder Voting Rights and Quorum

Except as described below with respect to the Investor Rights Agreement, each holder of shares of Common Stock is entitled to one vote per share on each matter submitted to a vote of stockholders, as provided in the Certificate of Incorporation. The By-Laws provide that the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy (which, for the avoidance of doubt and to the fullest extent permitted by law, excludes any Excess Shares (as defined herein) or shares which the Company and any stockholder have agreed in writing are not be entitled to vote or considered outstanding for the purposes of any vote of the Company’s stockholders at a meeting), will constitute a quorum at all meetings of the stockholders for the transaction of business. However, when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. When a quorum is present, the affirmative vote of a majority of the votes cast will be required to take action, unless otherwise specified by law, the By-Laws, the Certificate of Incorporation or applicable stock exchange rules, and except for the election of directors, which is determined by a plurality vote of the votes cast.

7

Stockholder Consent Rights

Pursuant to the Investor Rights Agreement, the Company may not issue, redeem or repurchase any equity securities of the Company or any of its subsidiaries (other than, in each case, issuances, awards, redemptions or repurchases of equity securities approved by the Company’s Board of Directors (the “Board”) under any management incentive plan) without the prior written consent of each of Delta, so long as Delta is entitled to designate at least one director pursuant to Section 6.01 of the Investor Rights Agreement, and CK Wheels LLC (“CK Wheels”), so long as CK Wheels is entitled to designate at least one director pursuant to Section 6.01 of the Investor Rights Agreement.

Contractual Right of First Offer

Under the Investor Rights Agreement, for as long as certain term loan commitments of the Company remain outstanding, the Investors are entitled to notice of any proposed offering by the Company of any equity securities in a private placement in connection with equity financing for cash proposed by Delta or CK Wheels and may purchase the equity securities proposed to be issued at the price and terms specified in the notice.

Dividend Rights

Each holder of our capital stock is entitled to the payment of dividends and other distributions as may be declared by the Board from time to time out of our assets or funds legally available for dividends or other distributions. These rights will be subject to the preferential rights of the holders of our preferred stock, if any, and any contractual limitations on our ability to declare and pay dividends, including pursuant to the WUP Holdings Company Agreement.

Pursuant to the Investor Rights Agreement, the Company may not change, modify or alter the dividend policy of the Company and its subsidiaries without the prior written consent of each of Delta, so long as Delta is entitled to designate at least one director pursuant to Section 6.01 of the Investor Rights Agreement, and of CK Wheels, so long as CK Wheels is entitled to designate at least one director pursuant to Section 6.01 of the Investor Rights Agreement.

Liquidation Rights

If we are involved in a voluntary or involuntary liquidation, dissolution or winding up of our affairs, or a similar event, each holder of shares of Common Stock will participate pro rata in all assets remaining after payment of liabilities, subject to prior distribution rights of our preferred stock, if any, then outstanding.

Anti-Takeover Effects of the Certificate of Incorporation, the By-Laws and Certain Provisions of Delaware Law

The Organizational Documents and the Delaware General Corporation Law (“DGCL”) contain, provisions, as summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of the Board and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. In addition, under the Investor Rights Agreement, each of Delta and CK Wheels, so long as each has the right to designate at least one director to the Board, must consent to: (i) the acquisition, by merger, consolidation, acquisition of stock or assets or otherwise, directly or indirectly, of any assets, securities, properties or businesses, in each case, with a value in excess of $10.0 million per occurrence or in the aggregate, other than to the extent permitted under the Credit Facility (as defined in the Investor Rights Agreement); or (ii) the sale, assignment, lease, sublease, license, sublicense or otherwise transfer or disposal of, any assets of the Company or its subsidiaries with a value in excess of $10.0 million per occurrence or in the aggregate, other than to the extent permitted under the Credit Facility (as defined in the Investor Rights Agreement). These provisions are intended to avoid costly takeover battles, reduce the Company’s vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of the Board to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Common Stock.

Special Meetings of Stockholders

The Certificate of Incorporation provides that a special meeting of stockholders may be called by the (i) Chairperson of the Board, (ii) the Company’s Chief Executive Officer or (iii) the Board pursuant to a resolution adopted by a majority of the Board, provided that such special meeting may be postponed or cancelled by the Board.

8

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The By-Laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. For any matter to be “properly brought” before a meeting, a stockholder has to comply with advance notice requirements and provide Wheels Up with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. The By-Laws also specify requirements as to the form and content of a stockholder’s notice. Except as otherwise set forth in the Investor Rights Agreement with respect to certain stockholders and subject to the applicable terms and conditions described therein, any nomination of candidates for election as a director by a stockholder must comply with the requirements of Rule 14a-19 under the Exchange Act. The By-Laws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of Wheels Up.

Stockholder Action by Written Consent

The Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders may be taken by written consent in lieu of a meeting if such action permitted to be taken by such holders and the written consent is signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply if and so long as the Common Stock remains listed on the NYSE, require, subject to limited exceptions, that Wheels Up’s stockholders approve (i) certain issuances equal to or exceeding 20% of the then outstanding voting power or number of outstanding shares of Common Stock, (ii) the issuance of Common Stock in any transaction or series of related transactions, to a director, officer or substantial security holder of the company (each a “Related Party”) if the number of shares of Common Stock to be issued, or if the number of shares of Common Stock into which the securities may be convertible or exercisable, exceeds either 1% of the then outstanding voting power or number of outstanding shares of Common Stock, (iii) the issuance of Common Stock in any transaction or series of related transaction in which a Related Party has a 5% or greater interest, directly or indirectly, in the Company or assets to be acquired or in the consideration to be paid and the issuance of Common Stock, or securities convertible into Common Stock, could result in an issuance that exceeds either five percent of the number of shares of Common Stock or 5% of the voting power outstanding before the issuance, or (iv) any issuance that will result in a change of control of Wheels Up. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved Common Stock may be to enable the Board to issue shares to persons friendly to current management, which such issuance could render more difficult or discourage an attempt to obtain control of Wheels Up by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation expressly authorizes cumulative voting. The Certificate of Incorporation does not authorize cumulative voting.

9

Limited Voting by Foreign and Certain Other Stockholders

To comply with restrictions imposed by federal law on ownership of United States (“U.S.”) airlines by persons who may be deemed not to be a “citizen of the United States” pursuant to 49 USC § 40102(a)(15)(C) (such persons, “Non-U.S. Citizens” and such limitation, the “Citizenship Limitation”), the Certificate of Incorporation and By-Laws restrict voting of shares of our capital stock by Non-U.S. Citizens. The restrictions imposed by federal law currently require that no more than 25% or our voting stock be voted, directly or indirectly, by persons who are Non-U.S. Citizens, and that our chief executive officer, president, at least two-thirds of our officers and at least two-thirds of the Board be a “citizen of the United States” pursuant to 49 USC § 40102(a)(15)(C). The Certificate of Incorporation provides that no shares of our capital stock may be voted by or at the direction of Non-U.S. Citizens unless such shares are registered on the Foreign Stock Record (as defined in the By-Laws). If the number of shares on the Foreign Stock Record exceeds 25% (such shares in excess of 25%, the “Excess Shares”), each stockholder with capital stock registered on the Foreign Stock Record will have their voting rights suspended on a pro rata basis such that the voting rights afforded to the capital stock registered on the Foreign Stock Record is equal to 25% of the total voting power of our capital stock. The voting rights will be reinstated once the voting rights of the capital stock registered on the Foreign Stock Record does not exceed 25% of the total voting power of our capital stock, not taking into consideration the pro rata reduction.

Pursuant to the Investor Rights Agreement, certain of our stockholders have agreed to limit the number of shares of Common Stock they are entitled to vote at any meeting of the Company’s stockholders or for the purpose of consummating any consent solicitation (collectively, the “Voting Limitations”), as follows:

•	CK Wheels cannot vote more than 24.9%, less the Whitebox Non-U.S. Voting Percentage (as defined below) (if any), of the Company’s issued and outstanding shares as a result of the Citizenship Limitation, and pursuant to the Certificate of Incorporation and Investor Rights Agreement;

•	each of Pandora Select Partners, L.P., Whitebox Multi-Strategy Partners, L.P. and Whitebox Relative Value Partners, L.P. cannot vote more than 0.043%, 0.595% and 0.362% (collectively, the “Whitebox Non-U.S. Voting Percentage”), respectively, of the Company’s issued and outstanding shares as a result of the Citizenship Limitation, and pursuant to the Certificate of Incorporation and Investor Rights Agreement (together with the voting limitation in the immediately preceding bullet, the “Non-U.S. Investor Voting Limitations”); and

•	any shares in excess of 29.9% of the Company’s issued and outstanding shares owned by Delta will be neutral shares with respect to voting rights, voted in proportion to all other votes cast (“for”, “against” or “abstain”) at any meeting of the Company’s stockholders other than by Delta.

The Excess Shares owned: (i) in excess of 24.9%, less the Whitebox Non-U.S. Voting Percentage (if any), by CK Wheels; and (ii) in excess of the applicable Whitebox Non-U.S. Voting Percentage by the applicable Whitebox Non-U.S. Entity, in each case will not be counted as issued and outstanding for purposes of counting votes at any meeting of the Company’s stockholders or with respect to any consent solicitation.

Election of Directors and Appointment of Directors to Fill Vacancies

The Certificate of Incorporation provides that the Board will determine the number of directors who will serve on the Board. Under the Certificate of Incorporation, the Board will be divided into three classes designated as Class I, Class II and Class III. Class I, Class II and Class III directors initially served for terms that expired at the first, second and third annual meeting of stockholders, respectively, following July 13, 2021. At each succeeding annual meeting of stockholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting of the stockholders. There is no limit on the number of terms a director may serve on the Board.

In addition, the Certificate of Incorporation provides that any vacancy on the Board, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office. Each director will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal. No decrease in the number of directors constituting the Board will shorten the term of any incumbent director.

10

Pursuant to the Investor Rights Agreement, each of the Company and the Investors are required to use its best efforts to cause the Board to be comprised of 12 directors as follows immediately following the Closing (as defined in the Investor Rights Agreement):

•	four (4) designees of Delta, with two (2) of such directors designated to serve as Class III directors and the others designated to serve as Class I directors;

•	four (4) designees of CK Wheels, with two (2) of such directors designated to serve as Class III directors and the others designated to serve as Class I directors;

•	one (1) designee of Cox Investment Holdings LLC (“CIH”), designated to serve as a Class II director;

•	the Company’s Chief Executive Officer, designated to serve as a Class II director;

•	Tim Armstrong, designated to serve as a Class II director; and

•	David Adelman, designated to serve as a Class II director.

Upon Mr. Adelman’s resignation from the Board in August 2024, Gregory Summe was appointed to the Board to fill the vacancy created upon Mr. Adelman’s resignation.

The rights of Delta, CK Wheels and CIH to designate directors may diminish or be forfeited in the event such entity or its affiliates or permitted transferees ceases to hold a given percentage (i.e., 30%, 50% or 75%) of the number of shares issued to such Investor pursuant to the Investor Rights Agreement.

Removal of Directors

Subject to the issuance of any of Wheels Up preferred stock, the Board or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of Wheels Up’s voting stock entitled to vote at an election of directors, voting together as a single class.

Pursuant to the Investor Rights Agreement and subject to the Organizational Documents, each of Delta, CK Wheels and CIH have the exclusive right to remove its nominees from the Board and designate directors for election or appointment, as applicable, to the Board in accordance with such Investor’s rights to fill vacancies created by reason of death, removal or resignation of its nominees to the Board.

Delaware Anti-Takeover Statute

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with such corporation for a period of three years from the time such person acquired 15% or more of such corporation’s voting stock, unless: (i) the board of directors of such corporation approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder, (ii) the interested stockholder owns at least 85% of the outstanding voting stock of such corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans), or (iii) the business combination is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

While Section 203 is the default provision under the DGCL, the DGCL allows companies to opt out of Section 203 of the DGCL by including a provision in their certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL. Wheels Up has not opted out of Section 203. Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring Wheels Up to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Quorum for Meetings of the Board of Directors

The By-Laws provide that at any meeting of the Board, a majority of the total number of directors then in office constitutes a quorum for all purposes.

11

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ and officers’ fiduciary duties, subject to certain exceptions. The Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of Wheels Up and its stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including (under current law) breaches resulting from grossly negligent behavior. Under current law, exculpation would not apply to any director or officer if the director or officer has acted in bad faith, knowingly or intentionally violated the law or derived an improper benefit from his or her actions as a director or officer, or to any director who authorized illegal dividends or redemptions. The Certificate of Incorporation does not currently eliminate such personal liability for officers.

The By-Laws provide that Wheels Up must indemnify and advance expenses to its directors and officers to the fullest extent authorized by the DGCL. Wheels Up is also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for its directors, officers and certain employees for some liabilities. Wheels Up believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and officers.

The limitation of liability, advancement and indemnification provisions in the Organizational Documents may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.

These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit Wheels Up and its stockholders. In addition, your investment may be adversely affected to the extent Wheels Up pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving Wheels Up’s directors, officers or employees for which indemnification is sought.

Exclusive Jurisdiction of Certain Actions

The Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in Wheels Up’s name, actions against directors, officers and employees for breach of fiduciary duty or any provision of the DGCL, the Certificate of Incorporation, the By-Laws and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of the State of Delaware, the stockholder bringing the suit will be deemed to have consented to (i) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the exclusive jurisdiction provisions of the Certificate of Incorporation and (ii) the service of process on such stockholder’s counsel. Notwithstanding the foregoing, the Certificate of Incorporation provides that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act. Instead, the Certificate of Incorporation provides that federal district courts will be the sole and exclusive forum for claims under the Securities Act. In addition, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Although Wheels Up believes this provision benefits Wheels Up by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against Wheels Up’s directors and officers.

Registration Rights

The 2023 Registration Statement, 2021 Registration Statement, each of the subscription agreements to which certain investments were made in a private placement prior to or on July 13, 2021 (collectively, the “Subscription Agreements”), and Warrant Agreement, dated as of September 25, 2020 (the “Warrant Agreement”), between Aspirational Consumer Lifestyle Corp., the Company’s predecessor (“Aspirational”) and Continental Stock Transfer & Trust Company, as warrant agent (in such capacity, the “Warrant Agent”), provide that Wheels Up is required to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Common Stock and, in the case of the 2021 Registration Rights Agreement, certain other equity securities, of Wheels Up that are held by the parties thereto from time to time, subject to the restrictions on transfer therein.

12

The Investor Rights Agreement provides that the Investors will have registration rights pursuant to the 2023 Registration Rights Agreement. Pursuant to the 2023 Registration Rights Agreement, Wheels Up is required to file with the SEC a shelf registration statement covering the resale of the shares of Common Stock issued pursuant to the Investor Rights Agreement and to use its commercially reasonable efforts to have such registration statement on Form S-1 or Form S-3 (if eligible) declared effective as soon as practicable after the filing thereof. On September 22, 2024, the date by which Wheels Up is required to file such shelf registration statement was extended by the requisite holders of Registrable Securities (as defined in the 2023 Registration Rights Agreement) to September 20, 2025. From and after the initial effectiveness of a shelf registration statement filed in accordance with the terms of the 2023 Registration Rights Agreement, Wheels Up must maintain a shelf registration statement and take such actions as are necessary to keep such shelf registration statement covering the shares of Common Stock issued pursuant to the Investor Rights Agreement continuously effective and available for use to permit the holders named therein to sell such securities until such time as there are no longer any Registrable Securities (as defined in the 2023 Registration Rights Agreement). The 2023 Registration Rights Agreement also contains certain customary demand and piggyback registration rights in favor of the parties thereto, including the right to include all or a portion of the Investor Shares (as defined in the 2023 Registration Rights Agreement) in any subsequent underwritten offering pursued by Wheels Up.

The subscription agreements to which certain investments were made in a private placement prior to or on July 13, 2021 provide that, solely with respect to subscriptions by third-party investors whom are not party to the 2021 Registration Rights Agreement, Wheels Up is required to file with the SEC, a shelf registration statement covering the resale of the shares of Common Stock issued to any such third-party investor and to use its commercially reasonable efforts to have such registration statement on Form S-1 or Form S-3 (if eligible) declared effective as soon as practicable after the filing thereof.

We also agreed pursuant to the Warrant Agreement to file and maintain the effectiveness of a registration statement covering the shares of Common Stock issuable upon exercise of the warrants described therein.

Transfer Agent

The transfer agent for shares of Common Stock is Continental Stock Transfer & Trust Company, whose address is One State Street, 30th Floor, New York, NY 10004.

13

DESCRIPTION OF PREFERRED STOCK

The total amount of our authorized capital stock consists of 1,500,000,000 shares of Common Stock and 25,000,000 shares of preferred stock, $0.0001 par value per share. Our Board has authority to issue shares of preferred stock in one or more series, to fix for each such series such voting rights, designations, powers, preferences and relative participating, optional, special and other rights, qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences for the issue of such series all to the fullest extent permitted by the DGCL.

Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of the Company and may adversely affect the market price of our Common Stock and the voting and other rights of the holders thereof. The preferred stock, when issued in exchange for full consideration, will be fully paid and non-assessable. To the extent provided for in the Certificate of Incorporation, a Certificate of Amendment to the Certificate of Incorporation or a Certificate of Designations to the Certificate of Incorporation setting forth any resolutions which may be adopted by our Board relating to any series of the preferred stock, we will pay dividends and make distributions, if any, in the event of our liquidation, dissolution or winding up first to holders of our preferred stock and then to holders of our Common Stock.

There are no current plans to issue any shares of preferred stock. All of the terms of the preferred stock are, or will be, contained in the Certificate of Incorporation, a Certificate of Amendment to the Certificate of Incorporation or a Certificate of Designations to the Certificate of Incorporation setting forth any resolutions which may be adopted by our Board relating to any series of the preferred stock, which will be filed with the SEC at or before the time we issue a series of the preferred stock.

14

DESCRIPTION OF DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities that we may offer and sell pursuant to this prospectus. The following summary of the debt securities is not complete. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in the applicable prospectus supplement or free writing prospectus. We will also indicate in the applicable prospectus supplement or free writing prospectus the extent to which the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below.

We will issue the debt securities in one or more series under an indenture between us and a trustee to be elected by us at or about the time we offer our debt securities, as supplemented from time to time (the “indenture”). The following summary of the provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the form of indenture, including, but not limited to, definitions therein of certain terms. The particular terms and conditions of the debt securities of each series offered by any prospectus supplement or free writing prospectus will be described in the applicable prospectus supplement. For a comprehensive description of any series of debt securities being offered to you pursuant to this prospectus, you should read both this prospectus and the applicable prospectus supplement or free writing prospectus.

The form of indenture for such debt securities is incorporated by reference into the registration statement of which this prospectus is a part and is filed as an exhibit to the registration statement. The summary that follows is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the applicable indenture for any debt securities. A form of each supplemental indenture, reflecting the specific terms and provisions of each series of debt securities, will be filed with the SEC in connection with each offering of debt securities and will be incorporated by reference in the registration statement of which this prospectus is a part. The indenture for our debt securities may be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and you should refer to the Trust Indenture Act for the provisions that apply to the debt securities.

General

We may offer the debt securities from time to time in as many distinct series as we may determine. The indenture does not limit the amount of debt securities that we may issue thereunder. We may, without the consent of the holders of the debt securities of any series and subject to restrictions imposed by our other obligations, issue additional debt securities ranking equally in right of payment with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of any series offered and sold pursuant to this prospectus and an applicable prospectus supplement or free writing prospectus will be issued as global debt securities as described under “—Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only. We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement or free writing prospectus.

Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, the debt securities of each series will not be listed on any securities exchange.

Provisions of the Indenture

The indenture provides that debt securities may be issued from time to time in one or more series. For each series of debt securities, the applicable prospectus supplement or free writing prospectus will describe the following terms and conditions of that series of debt securities:

•	the title of the series of debt securities;
•	any limit upon the aggregate principal amount of the series of debt securities or the series of which they are a part;
•	the date(s) on which the principal of the series of debt securities will be payable or the method of determination thereof;
•	the rate(s) at which the series of debt securities will bear interest, if any, the date(s) from which that interest will accrue, the date(s) on which that interest will be payable and the terms and conditions of any deferral of interest, additional interest, if any, on the series of debt securities, the right, if any, to extend the interest payment periods and the duration of the extensions, and the record date(s) to determine to which holders interest is payable and/or the method by which such rate or rates or date or dates shall be determined;

15

•	the offices or agencies where the principal of and any interest on the series of debt securities will be payable;
•	the right, if any, to redeem the series of debt securities, in whole or in part, at our option and the period(s) within which, or the date(s) on which, the price(s) at which and any terms and conditions upon which the series of debt securities may be so redeemed, pursuant to any sinking fund or otherwise;
•	the obligation, if any, for us to redeem, purchase or repay the series of debt securities pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the price(s) at which and the period(s) within which or the date(s) on which, and any terms and conditions upon which the series of debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;
•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which the series of debt securities will be issuable;
•	the percentage of the principal amount at which the series of debt securities will be issued, and, if other than the principal amount thereof, the portion of the principal amount of the series of debt securities that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;
•	if other than U.S. dollars, the foreign currency or foreign currencies in which the series of debt securities will be denominated;
•	if other than the coin, currency or currencies in which the series of debt securities will be denominated, the coin, currency or currencies in which payment of the principal of or interest on the series of debt securities will be payable, including composite currencies or currency units;
•	if the principal of or interest on the series of debt securities will be payable, at our election or the election of a holder thereof, in a coin or currency other than that in which the series of debt securities will be denominated, the period(s) within which, and the terms and conditions upon which, such election may be made;
•	if the amount of payments of principal of and interest on the series of debt securities may be determined with reference to an index or formula based on a coin, currency, composite currency or currency unit other than that in which the series of debt securities will be denominated, the manner in which such amounts will be determined;
•	whether and under what circumstances we will pay additional amounts on the series of debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem the series of debt securities rather than pay such additional amounts;
•	any trustees, authenticating or paying agents, warrant agents, transfer agents or registrars with respect to the series of debt securities;
•	any deletion from, modification of or addition to the events of default or covenants with respect to the series of debt securities;
•	if the series of debt securities will be convertible into or exchangeable for any other security or property of ours, including, without limitation, securities of another person held by us or our affiliates and, if so, the terms thereof;
•	any collateral security, assurance, guarantee or other credit enhancement applicable to the debt securities;
•	the applicability, if any, of certain covenant defeasance provisions to such series under certain specified circumstances set forth in the indenture;
•	whether the series of debt securities will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for such global security, which depositary will be a clearing agency registered under the Exchange Act;
•	any limitations on transfer or exchange of debt securities or the right to obtain registration of their transfer, and the terms and amount of any service charge required for registration of transfer or exchange; and
•	any other terms of the debt securities of the series.

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the covenants contained in the applicable indenture will not afford holders of debt securities protection in the event we have a change in control or are involved in a highly-leveraged transaction.

16

Interest and Interest Rates

In the applicable prospectus supplement or free writing prospectus, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement or free writing prospectus and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement or free writing prospectus.

If any date of payment of interest on or principal of a debt security, or any date fixed for redemption or repayment of such debt security, falls on a date that is not a business day, then payment of interest or principal and premium, if any, may be made on the next succeeding business day with the same force and effect as if made on the date of payment or the date fixed for redemption, and no interest shall accrue for the period after such date. As used in the indenture, the term “business day” means, with respect to debt securities of a series, unless otherwise specified in the applicable prospectus supplement or free writing prospectus, any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities are payable.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us in the continental United States for such purpose. Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company (“DTC”), or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global security. If any of the debt securities is no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “—Book-Entry; Delivery and Form; Global Securities.”

A holder may transfer or exchange any certificated debt securities in definitive form at the same location given in the preceding paragraph. No service charge will be made for any exchange or registration of transfer of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

We are not required to exchange or register a transfer of any debt security selected for redemption for a period of 15 days before mailing a notice of redemption of the debt security to be redeemed.

The registered holder of a debt security will be treated as the owner for all purposes.

All amounts of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such debt securities will thereafter look solely to us for payment.

Ranking

We expect that our debt securities will be effectively subordinated to all secured indebtedness that we have outstanding from time to time to the extent of the value of the collateral securing such secured indebtedness. We may issue one or more series of subordinated debt securities that may be subordinate to all outstanding secured indebtedness as well as debt securities that are not designated subordinated debt securities. The indenture does not limit the amount of secured indebtedness that we may issue or incur.

We conduct substantially all of our operations, and make substantially all of our investments, through WUP Holdings, our operating partnership, and its subsidiaries. Our ability to meet our financial obligations with respect to any future outstanding debt securities, and cash needs generally, is dependent on our operating cash flow, our ability to access various sources of short- and long-term liquidity, including our credit facilities, the capital markets and distributions from our subsidiaries. Holders of our debt securities will effectively have a junior position to claims of creditors of our subsidiaries, including certain trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders, if any.

17

Covenants

The indenture sets forth limited covenants that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement or free writing prospectus. However, unless otherwise specified in the applicable prospectus supplement or free writing prospectus, these covenants are not expected to, among other things:

•	limit the amount of indebtedness or lease obligations that may be incurred by us and our subsidiaries;
•	limit our ability or that of our subsidiaries to issue, assume or guarantee debt secured by liens; or
•	restrict us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

Consolidation, Merger and Sale of Assets

The indenture provides that we may consolidate with or merge with or into any other person, and may sell, transfer, or lease or convey all or substantially all of our properties and assets to another person; provided, that the following conditions are satisfied:

•	we are the continuing entity, or the successor corporation is organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the successor corporation (if not us) will expressly assume, by supplemental indenture, all of our obligations under the debt securities and the indenture;
•	immediately after giving effect to such transaction, no default or event of default under the indenture has occurred and is continuing; and
•	the trustee receives from us an officers’ certificate and an opinion of counsel that the transaction and any such supplemental indenture comply with the applicable provisions of the indenture.

If we consolidate or merge with or into any other person or sell, transfer, lease or convey all or substantially all of our properties and assets in accordance with the indenture, the successor corporation will be substituted for us in the indenture, with the same effect as if it had been an original party to the indenture. As a result, the successor corporation may exercise our rights and powers under the indenture, and we will be released from all our liabilities and obligations under the indenture and under the debt securities; provided, however, that we will not be relieved from the obligation to pay the principal of, premium (if any) and interest on the debt securities except in the case of a sale of all of our assets.

Any substitution of the successor corporation for us might be deemed for U.S. federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.

As used in the indenture, “person” means any individual, corporation, business trust, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Events of Default

Unless the applicable prospectus supplement or free writing prospectus states otherwise, each of the following events are defined in the indenture as an “event of default” with respect to the debt securities of any series:

•	default in the payment of any installment of interest on any debt securities of such series for 30 days after becoming due and payable, provided a valid extension of an interest payment period by us in accordance with the terms of such debt securities will not consistent a failure to pay;
•	default in the payment of principal of or premium, if any, on any debt securities of such series when it becomes due and payable at its stated maturity, upon redemption, by declaration or otherwise;
•	failure by us to observe or perform in any material respect any covenant or agreement in the indenture with respect to the debt securities of such series (other than a covenant or agreement included in the indenture solely for the benefit of a series of debt securities other than such series), which continues for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 33% in aggregate principal amount of the outstanding debt securities of that series;
•	we file for bankruptcy, or certain other events in bankruptcy, insolvency or reorganization occur; and
•	any other event of default established for the debt securities of such series set forth in the applicable prospectus supplement or free writing prospectus and supplemental indenture.

18

If an event of default with respect to debt securities of any series (other than an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us) occurs and is continuing, the trustee by notice to us, or the holders of at least 33% in aggregate principal amount of the outstanding debt securities of such series by notice to us and the trustee, may, and the trustee at the request of these holders will, declare the principal of and premium, if any, and accrued and unpaid interest on all the debt securities of such series to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on the debt securities of such series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of such series, other than the non-payment of the principal or interest which have become due solely by such acceleration, have been cured or waived, as provided in the indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

As used in the indenture, we are required to furnish the trustee annually within 120 days after the end of our fiscal year a statement regarding compliance with the indenture.

No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:

•	an event of default has occurred and is continuing and such holder has given the trustee prior written notice of such continuing event of default with respect to the debt securities of such series;
•	the holders of not less than 33% of the aggregate principal amount of the outstanding debt securities of such series have requested the trustee to institute proceedings in respect of such event of default;
•	such holders have offered the trustee indemnity or security reasonably satisfactory to it against its costs, expenses and liabilities in complying with such request;
•	the trustee has failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and
•	no direction inconsistent with such written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Modification and Waivers

Modification and amendments of the indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:

•	extend the final maturity of any debt security;
•	reduce the principal amount of, or premium, if any, on any debt security;
•	reduce the rate or extend the time of payment of interest on any debt security;
•	reduce any amount payable on redemption of any debt security;

19

•	change the coin or currency in which the principal, premium, if any, or interest is payable on any debt security (other than as may be provided otherwise with respect to a series);
•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;
•	impair or affect the right to institute suit for the enforcement of any payment on any debt security when due; or
•	reduce the principal amount of such debt securities of any series whose holders must consent to any modification of the indenture.

We and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the debt securities of any series with respect to the following:

•	evidence the assumption by a successor corporation of our obligations, as permitted by the indenture;
•	add covenants for the protection of the holders of debt securities of all or any series or to surrender any right or power conferred upon us;
•	add any additional events of default for the benefit of holders of the debt securities of all or any series;
•	add one or more guarantees for the benefit of holders of the debt securities of any series;
•	cure or correct any ambiguity, defect, omission or inconsistency in the indenture;
•	provide for the issuance of additional debt securities of any series;
•	comply with the rules of any applicable securities depository;
•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•	add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (a)(1) outstanding;
•	supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect;
•	comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;
•	add to, change or eliminate any of the provisions of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act;
•	establish the forms or terms of debt securities of any series;
•	evidence and provide for the acceptance of appointment by a successor trustee; and
•	add to, change or eliminate any other provision of the indenture; provided, that such addition, change or elimination does not adversely affect the interests of the holders of debt securities of any series in any material respect.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default in the payment of principal or premium, if any, or interest on debt securities of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indenture; however, no such waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance

We may discharge our obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, and interest on, the debt securities and any mandatory sinking fund payments.

20

The indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (3) and (5) under “—Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the debt securities on the scheduled due dates therefor.

If we effect covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of acceleration. However, we would remain liable to make payment of such amounts due at the time of acceleration.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Same-Day Settlement and Payment

Unless otherwise provided in the applicable prospectus supplement or free writing prospectus, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

Book-Entry; Delivery and Form; Global Securities

Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.

The rules that apply to DTC and its participants are on file with the SEC. DTC is a wholly-owned subsidiary of The Depository Trust and Clearing Corporation, which is owned by the users of its regulated subsidiaries.

Ownership of Beneficial Interests

Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global security other than participants).

21

So long as DTC or its nominee is the registered holder and owner of a global security, DTC or such nominee, as the case may be, will be considered the sole legal owner of the debt security represented by the global security for all purposes under the indenture, the debt securities and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated debt securities and will not be considered the owners or holders of any debt securities represented by the global security. No beneficial owner of an interest in a global security will be able to transfer such interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

All payments on the debt securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.

We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and none of us, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global security.

Except as noted below, we expect that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction.

Unless and until it is exchanged in whole or in part for certificated debt securities, no global security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

The indenture provides that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

•	DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depository within 90 days after we receive notice or become aware of such event;
•	we execute and deliver to the trustee written instructions that such debt securities will be so exchangeable; or
•	an event of default with respect to the debt securities will have occurred and be continuing.

These certificated debt securities will be registered in such name or names as DTC will instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

Euroclear and Clearstream

If the depositary for a global security is DTC, you may hold interests in the global security through Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), or Clearstream Banking, société anonyme (“Clearstream”), in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Euroclear and Clearstream are securities clearance systems in Europe. Euroclear and Clearstream hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

22

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Other

The information in this section of this prospectus concerning DTC, Euroclear, Clearstream and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. You are urged to contact DTC, Euroclear, Clearstream or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Euroclear, and Clearstream will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures, which may be discontinued at any time. None of us, the trustee or any of our agents will have any responsibility for the performance or nonperformance by DTC, Euroclear, and Clearstream or their respective participants of these or any other rules or procedures governing their respective operations.

Regarding the Trustee

The indenture contains certain limitations on the right of the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in certain other transactions; however, if after an event of default has occurred and is continuing, the trustee acquires any conflicting interest it must eliminate such interest or resign.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no past, present or future incorporator, stockholder, officer or director of us or any successor corporation in their capacity as such shall have any individual liability for any obligation, covenant or agreement under the indenture or any debt security for a claim based thereon or otherwise in respect thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

23

DESCRIPTION OF OUR WARRANTS

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Organizational Documents, the 2021 Registration Rights Agreement, Warrant Agreement and the warrant-related documents described herein. Securityholders are urged to read the Organizational Documents, 2021 Registration Rights Agreement and Warrant Agreement in their entirety for a complete description of the rights and preferences of our securities, including our outstanding Warrants.

New Equity Warrants

We may issue warrants for the purchase of Common Stock or preferred stock and we may issue warrants independently or together with Common Stock or preferred stock or attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement. The following description of the terms of the warrants is only a summary. This description is subject to, and qualified in its entirety by reference to, the provisions of the applicable warrant agreement.

The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants to purchase Common Stock or preferred stock, or equity warrants, in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of the equity warrants;
•	the aggregate number of the equity warrants being issued;
•	the price or prices at which the equity warrants will be issued;
•	the type and number of securities purchasable upon exercise of the equity warrants;
•	the date, if any, on and after which the equity warrants and the related securities will be separately transferable;
•	the price at which each security purchasable upon exercise of the equity warrants may be purchased;
•	the provisions, if any, for changes to or adjustments in the exercise price;
•	the date on which the right to exercise the equity warrants shall commence and the date on which such right shall expire;
•	the minimum or maximum amount of equity warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	any anti-dilution protection;
•	a discussion of certain U.S. federal income tax considerations applicable to the equity warrants; and
•	any other terms of the equity warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Equity warrant certificates will be exchangeable for new equity warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their equity warrants, holders of equity warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the depositary shares, Common Stock or preferred stock purchasable upon such exercise may be entitled.

Except as provided in the applicable prospectus supplement, the exercise price and the number of shares of Common Stock or shares of preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to the holders of the underlying Common Stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of the underlying Common Stock or preferred stock, as the case may be. In lieu of adjusting the number of shares purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. Unless otherwise provided in the applicable prospectus supplement, no adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until all cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, except as otherwise provided in the applicable prospectus supplement, in case of any consolidation, merger or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding equity warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of depositary shares, shares of Common Stock or shares of preferred stock into which each equity warrant was exercisable immediately prior to the particular triggering event.

24

Each warrant will entitle the holder to purchase for cash such number of shares of Common Stock or shares of preferred stock, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in applicable prospectus supplement. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will be void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants that are represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

Outstanding Redeemable Warrants

Public Warrants

Each whole warrant entitles the registered holder to purchase one-tenth of one share of Common Stock at a price of $115.00 per whole share, subject to adjustment as discussed below, at any time commencing August 12, 2021, except as described below. Pursuant to the Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of shares of our Common Stock. The warrants will expire on July 13, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of our Common Stock pursuant to the exercise of a warrant and have no obligation to settle such warrant exercise unless a registration statement under the Securities Act, covering the issuance of the our Common Stock shares issuable upon exercise of the warrants is then effective and a current prospectus relating thereto is available, subject to us satisfying our obligations described below with respect to registration, or a valid exemption from registration is available, including in connection with a cashless exercise permitted as a result of a notice of redemption described below under “- Redemption of warrants when the price per whole share of our Common Stock equals or exceeds $100.00”. No warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit (prior to the separation of the warrants from such units) containing such warrant will have paid the full purchase price for the unit solely for the share of our Common Stock underlying such unit.

We agreed to use commercially reasonable efforts to file with the SEC a registration statement covering the issuance, under the Securities Act, of the shares of Common Stock issuable upon exercise of the warrants. Under the Warrant Agreement, we are required to use commercially reasonable efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the Warrant Agreement. Notwithstanding the above, if the shares of Common Stock are, at the time of any exercise of a warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use commercially reasonable efforts to register or qualify the shares under applicable state blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Common Stock equal to the lesser of (i) the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (as defined below) less the exercise price of the warrants by (y) the fair market value and (ii) 0.0361 shares of Common Stock per warrant. The “fair market value” as used in the preceding sentence shall mean the volume weighted average price of the shares of Common Stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent. The date the warrant agent receives notice of a “cashless exercise” will be determined by the warrant agent.

25

Redemption of warrants when the price per whole share of Common Stock equals or exceeds $180.00. Once the warrants become exercisable, Wheels Up may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and
•	if, and only if, the last reported sale price of the shares of Common Stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders (which is referred to as the “Reference Value”) equals or exceeds $180.00 per whole share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant described under the heading “- Anti-dilution Adjustments”).

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Common Stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Common Stock is available throughout the 30-day redemption period.

If and when the warrants become redeemable by Wheels Up, Wheels Up may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Wheels Up has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and Wheels Up issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the shares of Common Stock may fall below the $180.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “- Anti-dilution Adjustments”), as well as the $115.00 (for whole shares) warrant exercise price, after the redemption notice is issued.

Redemption of warrants when the price per whole share of Common Stock equals or exceeds $100.00. Once the warrants become exercisable, we may redeem the outstanding warrants:

•	in whole and not in part;
•	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of shares of Common Stock (as defined below) except as otherwise described below;
•	if, and only if, the Reference Value equals or exceeds $100.00 per whole share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “- Anti-dilution Adjustments”); and
•	if the Reference Value is less than $180.00 per whole share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “- Anti-dilution Adjustments”), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

During the period beginning on the date the notice of redemption is given, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of Common Stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by Wheels Up pursuant to this redemption feature, based on the “fair market value” of the shares of Common Stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of the shares of Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. Wheels Up will provide warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “- Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant. If the exercise price of a warrant is adjusted, (i) in the case of an adjustment pursuant to the fifth paragraph under the heading “- Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price (each as defined in the Warrant Agreement) as set forth under the heading “- Anti-dilution Adjustments” and the denominator of which is $100.00 and (ii) in the case of an adjustment pursuant to the second paragraph under the heading “- Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

26

Redemption Date	Fair Market Value of Shares of Common Stock
(Period to expiration of warrants)	≤100.00	110.00	120.00	130.00	140.00	150.00	160.00	170.00	≥180.00
60 months	0.0261	0.0281	0.0297	0.0311	0.0324	0.0337	0.0348	0.0358	0.0361
57 months	0.0257	0.0277	0.0294	0.0310	0.0324	0.0337	0.0348	0.0358	0.0361
54 months	0.0252	0.0272	0.0291	0.0307	0.0322	0.0335	0.0347	0.0357	0.0361
51 months	0.0246	0.0268	0.0287	0.0304	0.0320	0.0333	0.0346	0.0357	0.0361
48 months	0.0241	0.0263	0.0283	0.0301	0.0317	0.0332	0.0344	0.0356	0.0361
45 months	0.0235	0.0258	0.0279	0.0298	0.0315	0.0330	0.0343	0.0356	0.0361
42 months	0.0228	0.0252	0.0274	0.0294	0.0312	0.0328	0.0342	0.0355	0.0361
39 months	0.0221	0.0246	0.0269	0.0290	0.0309	0.0325	0.0340	0.0354	0.0361
36 months	0.0213	0.0239	0.0263	0.0285	0.0305	0.0323	0.0339	0.0353	0.0361
33 months	0.0205	0.0232	0.0257	0.0280	0.0301	0.0320	0.0337	0.0352	0.0361
30 months	0.0196	0.0224	0.0250	0.0274	0.0297	0.0316	0.0335	0.0351	0.0361
27 months	0.0185	0.0214	0.0242	0.0268	0.0291	0.0313	0.0332	0.0350	0.0361
24 months	0.0173	0.0204	0.0233	0.0260	0.0285	0.0308	0.0329	0.0348	0.0361
21 months	0.0161	0.0193	0.223	0.0252	0.0279	0.0304	0.0326	0.0347	0.0361
18 months	0.0146	0.0179	0.0211	0.0242	0.0271	0.0298	0.0322	0.0345	0.0361
15 months	0.0130	0.0164	0.0197	0.0230	0.0262	0.0291	0.0317	0.0342	0.0361
12 months	0.0111	0.0146	0.0181	0.0216	0.0250	0.0282	0.0312	0.0339	0.0361
9 months	0.0090	0.0125	0.0162	0.0199	0.0237	0.0272	0.0305	0.0336	0.0361
6 months	0.0065	0.0099	0.0137	0.0178	0.0219	0.0259	0.0296	0.0331	0.0361
3 months	0.0034	0.0065	0.0104	0.0150	0.0197	0.0243	0.0286	0.0326	0.0361
0 months	-	-	0.0042	0.0115	0.0179	0.0233	0.0281	0.0323	0.0361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Common Stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365- or 366-day year, as applicable. For example, if the volume weighted average price of the shares of Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $110.00 per whole share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.0277 shares of Common Stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of the shares of Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $135.00 per whole share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.0298 shares of Common Stock for each whole warrant. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.0361 shares of Common Stock per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by Wheels Up pursuant to this redemption feature, since they will not be exercisable for any shares of Common Stock.

27

This redemption feature differs from the typical warrant redemption features used in warrants initially issued in connection with many other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the shares of Common Stock exceeds $180.00 per whole share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the shares of Common Stock are trading at or above $100.00 per whole share, which may be at a time when the trading price of the shares of Common Stock is below the exercise price of the warrants. Wheels Up has established this redemption feature to provide it with the flexibility to redeem the warrants without the warrants having to reach the $180.00 per whole share threshold set forth above under “- Redemption of warrants when the price per whole share of Common Stock equals or exceeds $180.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of the initial public offering (the “IPO”) of the securities of Aspirational. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. Wheels Up will be required to pay the applicable redemption price to warrant holders if it chooses to exercise this redemption right and it will allow Wheels Up to quickly proceed with a redemption of the warrants if it determines it is in Wheels Up’s and its other stockholders’ best interest to do so. As such, Wheels Up would redeem the warrants in this manner when it believes it is in Wheels Up’s and its other stockholders’ best interest to update its capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, Wheels Up can redeem the warrants when the shares of Common Stock are trading at a price starting at $100.00 per whole share, which is below the exercise price of $115.00 per whole share, because it will provide certainty with respect to Wheels Up’s capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If Wheels Up chooses to redeem the warrants when the shares of Common Stock are trading at a price below the exercise price per whole share of the warrants, this could result in the warrant holders receiving fewer shares of Common Stock than they would have received if they had chosen to wait to exercise their warrants for shares of Common Stock if and when such shares of Common Stock were trading at a price higher than the exercise price of $115.00 per whole share.

No fractional shares of Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, Wheels Up will round down to the nearest whole number of the number of shares of Common Stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of Common Stock pursuant to the Warrant Agreement, the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the shares of Common Stock, Wheels Up will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.

Redemption procedures. A holder of a warrant may notify Wheels Up in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Common Stock issued and outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments. If the number of issued and outstanding shares of Common Stock is increased by a capitalization or share dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the issued and outstanding shares of Common Stock. A rights offering made to all or substantially all of the holders of shares of Common Stock entitling holders to purchase shares of Common Stock at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Common Stock) and (ii) one minus the quotient of (x) the price per share of Common Stock paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for shares of Common Stock, in determining the price payable for shares of Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of shares of Common Stock during the 10 trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

28

In addition, if Wheels Up, at any time while the warrants are outstanding and unexpired, pays to all or substantially all of the holders of shares of Common Stock a dividend or makes a distribution in cash, securities or other assets to the holders of shares of Common Stock on account of such shares of Common Stock (or other securities into which the warrants are convertible), other than (i) as described above or (ii) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $5.00 (as adjusted for share sub-divisions, share dividends, rights issuances, consolidations, reorganizations, recapitalizations and other similar transactions) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $5.00 per share, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of issued and outstanding shares of Common Stock is decreased by a consolidation, combination, reverse share sub-division or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in issued and outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (i) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment and (ii) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the issued and outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of Wheels Up with or into another corporation (other than a merger or consolidation in which Wheels Up is the continuing corporation and that does not result in any reclassification or reorganization of the issued and outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Wheels Up as an entirety or substantially as an entirety in connection with which Wheels Up is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares, stock or other equity securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such merger or consolidation, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such merger or consolidation that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of Common Stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. Additionally, if less than 70% of the consideration receivable by the holders of shares of Common Stock in such a transaction is payable in the form of ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the warrant.

The warrants have been issued in registered form under a Warrant Agreement between the Transfer Agent, as warrant agent, and the Company. The Warrant Agreement provides that (i) the terms of the warrants may be amended without the consent of any holder for the purpose of (A) curing any ambiguity or correct any mistake, including to conform the provisions of the Warrant Agreement to the description of the terms of the warrants and the Warrant Agreement set forth in the prospectus delivered to investors in connection with the IPO, or defective provision or (B) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants and (ii) all other modifications or amendments require the vote or written consent of at least 65% of the then outstanding public warrants; provided, that any amendment that solely affects the terms of the private placement warrants or any provision of the Warrant Agreement solely with respect to the private placement warrants will also require at least 65% of the then outstanding private placement warrants.

The warrant holders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

29

Subject to applicable law, any action, proceeding or claim against Wheels Up arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the U.S. District Court for the Southern District of New York, and Wheels Up has irrevocably submitted to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States are the sole and exclusive forum.

Private Placement Warrants

The private placement warrants (including the shares of Common Stock issuable upon exercise of the private placement warrants) will not be redeemable by Wheels Up (except as described above under “- Public Warrants - Redemption of warrants when the price per whole share of Common Stock equals or exceeds $100.00”) so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, have the option to exercise the private placement warrants on a cashless basis and have certain registration rights described herein. Otherwise, the private placement warrants have terms and provisions that are identical to those of the public warrants. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by Wheels Up in all redemption scenarios and exercisable by the holders on the same basis as the public warrants.

Except as described above under “- Public Warrants - Redemption of warrants when the price per whole share of Common Stock equals or exceeds $100.00,” if holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (i) the product of the number of shares of Common Stock underlying the warrants, multiplied by the excess of the “sponsor fair market value” (as defined below) less the exercise price of the warrants by (ii) the sponsor fair market value. For these purposes, the “sponsor fair market value” shall mean the average last reported sale price of the shares of Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that Wheels Up has agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor and its permitted transferees is because it was not known at the time of the issuance of the Private Placement Warrants whether they will be affiliated with Wheels Up following the closing of the business combination between WUP Holdings and Aspirational on July 13, 2021. If some or all of them remained affiliated with Wheels Up, the ability of such affiliates to sell Wheels Up’s securities in the open market would be significantly limited. Wheels Up has a policy in place that restrict insiders from selling its securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell Wheels Up securities, an insider cannot trade in Wheels Up’s securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Common Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, Wheels Up believes that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Transfer Agent and Warrant Agent

The warrant agent for the warrants is Continental Stock Transfer & Trust Company, whose address is One State Street, 30th Floor, New York, NY 10004.

30

DESCRIPTION OF UNITS

We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable as, a single security only, rather than as the separate constituent securities comprising such units. Each series of units will be issued under a separate unit agreement to be entered into by our company and a unit agent specified in the applicable prospectus supplement. The statements made in this section relating to the units are summaries only. These summaries are not complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable unit agreement. When we issue units, we will provide the specific terms of the units in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

When we issue units, we will provide in a prospectus supplement the following terms of the units being issued:

•	the title of any series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	information with respect to any book-entry procedures;
•	a discussion of certain U.S. federal income tax considerations applicable to the units; and
•	any other terms of the units and their constituent securities.

31

OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “direct holders” or “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the prospectus supplement pursuant to which securities are issued. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, whom in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agreed to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations run only to the legal holders of the securities. We generally do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;
•	whether it imposes fees or charges;

32

•	how it would handle a request for the holders’ consent, if ever required;
•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security held by a depositary that represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in a particular accompanying prospectus supplement, DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;
•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as described above;
•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;
•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system to use immediately available funds, and your broker or bank may require you to do so as well; and
•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

33

Special Situations when a Global Security will be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and indirect holders above.

The global security will terminate when any of the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;
•	if we notify any applicable trustee that we wish to terminate that global security; or
•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

34

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby from time to time:

•	to or through one or more underwriters or dealers;
•	through one or more agents;
•	directly to purchasers; or
•	through a combination of these methods.

The prospectus supplement with respect to each offering of securities will set forth the specific plan of distribution and the terms of the offering, including:

•	the names of any underwriters, dealers or agents;
•	the purchase price or initial public offering price of the securities;
•	the net proceeds from the sale of the securities;
•	the use of the net proceeds;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	any discounts or concessions allowed or re-allowed or paid to dealers; and
•	any commissions paid to agents.

We may designate agents to solicit purchases for the period of their appointment and to sell securities on a continuing basis, including pursuant to “at the market offerings.”

We may offer these securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without a syndicate. If underwriters are used, we will enter into an underwriting agreement with the underwriters at the time of the sale of the securities and the securities will be acquired by the underwriters for their own accounts. The underwriters may resell the securities in one or more transactions, including negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any of the securities are purchased. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Underwriters and agents may from time to time purchase and sell the securities described in this prospectus and the applicable prospectus supplement in the secondary market, but they are not obligated to do so. No assurance can be given that a secondary market for the securities will develop or that adequate liquidity will exist in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities, but they are not required to do so. In order to facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or of any other securities, the price of which may be used to determine payments on the securities. Specifically, the underwriters may over-allot in connection with an offering, creating a short position in the debt securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any other securities, the underwriters may bid for, and purchase, the securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and they may suspend or terminate any of these activities at any time.

Underwriters named in an applicable prospectus supplement are, and dealers and agents named in an applicable prospectus supplement may be, deemed to be “underwriters” within the meaning of the Securities Act in connection with the securities offered thereby, and any discounts or commissions they receive from us and any profit on their resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with the underwriters, dealers or agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments they may be required to make. Underwriters, dealers or agents and their respective affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries and affiliates in the ordinary course of business.

35

If indicated in an applicable prospectus supplement, we may authorize dealers acting as our agents to solicit offers from some institutions to purchase our securities at the public offering price given in that supplement under “Delayed Delivery Contracts” providing for payment and delivery on the date or dates stated in such supplement. Each contract will be for an amount not less than, and the aggregate principal amount of securities sold under the contracts will not be an amount less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. The Delayed Delivery Contracts will be subject only to those conditions set forth in the applicable prospectus supplement or any related free writing prospectus, and the applicable prospectus supplement or any related free writing prospectus will set forth any commissions we pay for solicitation of such contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the applicable prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and the remarketing firms and their respective affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries and affiliates in the ordinary course of business.

Unless indicated in the applicable prospectus supplement, we do not expect to apply to list any series of debt securities on a securities exchange. Any Common Stock sold pursuant to this prospectus and the applicable prospectus supplement will be listed on the NYSE.

In addition, we may sell any securities covered by this prospectus in private transactions rather than pursuant to this prospectus.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities.

36

LEGAL MATTERS

The validity of the securities offered by this prospectus have been passed upon for us by Cozen O’Connor P.C., Pittsburgh, Pennsylvania. Additional legal matters may be passed upon for us, any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in this registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities you should refer to the registration statement and our exhibits. Statements contained in this prospectus concerning any of our contracts, agreements or other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and information statements and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public at no cost on, or accessible through, our website under the heading “Investor Relations” at www.wheelsup.com. The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference into and is not part of this prospectus or the registration statement of which this prospectus is a part. The website addresses are included as inactive textual references only.

INFORMATION INCORPORATED BY REFERENCE

This registration statement incorporates by reference important business and financial information about our Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 7, 2024 (File No. 001-39541);

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2024 (File No. 001-39541);

•	our Quarterly Reports on Form 10-Q for the quarters ended: (i) March 31, 2024, filed with the SEC on May 9, 2024; (ii) June 30, 2024, filed with the SEC on August 8, 2024; and (iii) September 30, 2024, filed with the SEC on November 7, 2024 (File No. 001-39541);

•	our Current Reports on Form 8-K, filed with the SEC on February 5, 2024, March 7, 2024, June 7, 2024, June 7, 2024, June 17, 2024, August 8, 2024, August 21, 2024, September 23, 2024, October 22, 2024 and November 14, 2024 (in each case, excluding those portions furnished pursuant to Item 2.02 and Item 7.01 of Form 8-K, if applicable) (File No. 001-39541); and

•	the description of our securities contained in our Form 8-A12B (File No. 001-39541) filed with the SEC on September 21, 2020 as updated by Exhibit 4.13 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 7, 2024 (File No. 001-39541), including any other amendments or reports filed for the purpose of updating such description.

37

We also incorporate by reference into this prospectus any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” and not filed with the SEC), including all filings filed after the date hereof and prior to the completion of an offering of securities under this prospectus.

We have filed with the SEC this registration statement under the Securities Act covering the shares of Common Stock to be offered and sold under this prospectus and any applicable prospectus supplement. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC website referred to above under “Where You Can Find More Information.” Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, document, agreement or other document as an exhibit to the registration statement or any other document incorporated herein by reference, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

Our filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website at www.wheelsup.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus or the registration statement of which this prospectus is a part. The website address is included as an inactive textual reference only. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Wheels Up Experience Inc.

2135 American Way

Chamblee, Georgia 30341

Attn: Legal Department & Investor Relations

Telephone: (212) 257-5252

38

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, in connection with the sale of our securities being registered, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

Amount Paid or to be Paid
SEC Registration Fee		$54,799.12*
Accounting Fees and Expenses		**
Legal Fees and Expenses		**
Rating Agency Fees		**
Trustee’s Fees and Expenses		**
Financial Printer and Miscellaneous Fees and Expenses		**
Total	$	**

*	Reflects certain fee offsets permitted pursuant to Rule 457(p) promulgated under the Securities Act.
**	These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Company. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Company’s certificate of incorporation and bylaws provide for indemnification by the Company of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (1) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, (4) for any transaction from which the director or officer derived an improper personal benefit or (5) for any action by or in the right of the corporation with respect to an officer. The Company’s Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on November 15, 2023, provides for such limitation of liability to the fullest extent permitted by the DGCL.

The Company entered, and expects to continue to enter into, indemnification agreements with its directors and executive officers. Each indemnification agreement provides for indemnification and advancement by the Company of certain expenses and costs, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director, officer, employee or agent of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity, to the fullest extent permitted by the laws of the state of Delaware.

The Company maintains standard policies of insurance that provide coverage to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and with respect to indemnification payments that the Company may make to such directors and officers.

II-1

Item 16. Exhibits and Financial Statement Schedules.

The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
2.1+	Agreement and Plan of Merger, dated as of February 1, 2021 by and among the Registrant, Wheels Up Partners Holdings LLC, KittyHawk Merger Sub LLC, Wheels Up Blocker Sub LLC, the Blocker Merger Subs (as defined in therein) and the Blockers (as defined therein) (Incorporated by reference to Exhibit 2.1 to Aspirational Consumer Lifestyle Corp’s Current Report on Form 8-K/A filed with the SEC on February 2, 2021)
2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of May 6, 2021 (incorporated by reference to Exhibit 2.1 to Aspirational Consumer Lifestyle Corp.’s Current Report on Form 8-K, filed with the SEC on May 6, 2021)
4.1	Amended and Restated Certificate of Incorporation of Wheels Up Experience Inc., filed on November 15, 2023 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 16, 2023)
4.2	Amended and Restated By-Laws of Wheels Up Experience Inc., effective as of November 15, 2023 (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K, filed with the SEC on March 7, 2024)
4.3	Specimen Class A Common Stock Certificate of Wheels Up Experience Inc. (incorporated by reference to Exhibit 4.5 to Aspirational Consumer Lifestyle Corp.’s Registration Statement on Form S-4/A (Registration No. 333-254304), filed with the SEC on May 6, 2021)
4.4	Warrant Agreement, dated as of September 25, 2020, between Aspirational Consumer Lifestyle Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to Aspirational Consumer Lifestyle Corp.’s Current Report on Form 8-K, filed with the SEC on September 25, 2020)
4.5**	Form of Indenture (for Debt Securities)
4.6*	Form of Debt Security
4.7*	Form of Warrant
4.8*	Form of Warrant Agreement
5.1**	Opinion of Cozen O’Connor P.C.
23.1**	Consent of Grant Thornton LLP
23.2**	Consent of Cozen O’Connor P.C. (included in Exhibit 5.1)
24.1**	Power of Attorney (included on signature page of the initial filing of this Registration Statement)
25.1***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture (for Debt Securities)
99.1**	Unaudited Pro Forma Condensed Consolidated Financial Information (Consolidated Statement of Operations for the Year Ended December 31, 2023)
107**	Filing Fee Table

*	To be filed by amendment or incorporated by reference in connection with the offering of a particular class or series of securities.
**	Filed herewith.
***	Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
+	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

II-2

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

II-3

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chamblee, State of Georgia, on this December 27, 2024.

WHEELS UP EXPERIENCE INC.

/s/ George Mattson
Name:	George Mattson
Title:	Chief Executive Officer

II-5

POWER OF ATTORNEY

Each of the undersigned directors and officers of the above named registrant, by his or her execution hereof, hereby constitutes and appoints George Mattson, Alexander Chatkewitz and Matthew Knopf, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute any and all amendments (including post-effective amendments) to such registration statement and any related registration statement (or amendment thereto) pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Securities and Exchange Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, or their substitutes, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated and on the date indicated.

Signature	Capacity	Date

/s/ George Mattson	Chief Executive Officer and Director	December 27, 2024
George Mattson	(Principal Executive Officer)

/s/ Eric Cabezas	Interim Chief Financial Officer	December 27, 2024
Eric Cabezas	(Principal Financial Officer)

/s/ Alexander Chatkewitz	Chief Accounting Officer	December 27, 2024
Alexander Chatkewitz	(Principal Accounting Officer)

/s/ Adam Zirkin	Chairperson of the Board	December 27, 2024
Adam Zirkin

/s/ Timothy Armstrong	Director	December 27, 2024
Timothy Armstrong

/s/ Alain Bellemare	Director	December 27, 2024
Alain Bellemare

/s/ Adam Cantor	Director	December 27, 2024
Adam Cantor

/s/ Andrew Davis	Director	December 27, 2024
Andrew Davis

/s/ Dwight James	Director	December 27, 2024
Dwight James

/s/ Daniel Janki	Director	December 27, 2024
Daniel Janki

/s/ Thomas Klein	Director	December 27, 2024
Thomas Klein

/s/ Zachary Lazar	Director	December 27, 2024
Zachary Lazar

/s/ Lee Moak	Director	December 27, 2024
Lee Moak

/s/ Gregory Summe	Director	December 27, 2024
Gregory Summe

II-6